                         PENNZOIL-QUAKER STATE COMPANY

                             1999 ANNUAL INCENTIVE
                               COMPENSATION PLAN




                              Amended Plan Report
                              -------------------


                               February 4, 2000
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                                                                               1


Plan Objectives

 . Provide an annual incentive plan that is performance driven and rewards business success.

 .  Offer competitive cash compensation opportunities to key Pennzoil-Quaker
   State employees.

 . Provide motivation to accomplish objectives that are critical to Pennzoil-Quaker State's success.

 .  Reward outstanding achievement among employees who can directly affect
   Pennzoil-Quaker State's results.

 . Assist Pennzoil-Quaker State in attracting and retaining high quality talent.

 . Reflect both quantitative and qualitative performance factors in plan payouts.

Basic Plan Concept

 . Below is a graphic illustration of the basic AIP concept recommended for 1999.

 . The weightings for the categories of performance vary by management tier and role as shown below:

-----------------------------------------------------------------------------------------------------------------------------------
                                                                            Category Weightings
-----------------------------------------------------------------------------------------------------------------------------------

                                          Corporate                           Business           Business
                                          Positions                             Unit               Unit               Corporate
                                         in Tiers E-7                         Positions in       Positions in         Positions
                                           Through         Business            Tiers E-2,         Grades              in Grades
                                             E-1          Unit Heads          E-1 and X1           3 - 5              3 - 5, X1
-----------------------------------------------------------------------------------------------------------------------------------
Company Performance                          70%               35%                 20%                 20%                 50%
-----------------------------------------------------------------------------------------------------------------------------------
Business Unit Performance                     0%               35%                 25%                 30%                  0%
-----------------------------------------------------------------------------------------------------------------------------------
Sub-Unit Performance                          0%                0%                 25%*                20%*                 0%
-----------------------------------------------------------------------------------------------------------------------------------
Individual/Team Strategic                    30%               30%                 30%                 30%                 50%
 Performance
-----------------------------------------------------------------------------------------------------------------------------------
                    Total:                  100%              100%                100%                100%                100%
-----------------------------------------------------------------------------------------------------------------------------------

    ----------------------------------------------------------------------------
    * If an employee does not have a business sub-unit, the sub-unit element will be rolled into the business unit component, which will be weighted 50%.
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                                                                               3

Basic Plan Concept (continued)

 . Also, the company, business unit, and sub-unit elements of the plan would be paid out on a formula basis without discretion. However, no awards should be paid to any individual whose performance is unsatisfactory.

 . In 1999, some major structural readjustments will be undertaken in both the Base Oil and Specialty Products and Fast Lube Operation areas. Company and business unit economic profit, cash flow and sales growth performance standards will be adjusted accordingly.

 . Finally, it should be noted that each performance measure in the plan operates independently of all other measures.*




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   *  However, Pennzoil-Quaker State must achieve recurring earnings of breakeven or better after incentive payments in order for any of the non-individual performance incentive to be paid (subject to financial adjustments, if any, approved by the Compensation Committee) to corporate positions at the E-1 level and above. For positions below E-1, only payments tied to the company performance goals would be eliminated by less than breakeven performance on recurring earnings.
   -----------------------------------------------------------------------------
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                                                                               4

Pennzoil-Quaker State Company
Recommended 1999 Annual Incentive Plan Design

                                  Total Award

                                                                                                  Individual/Team Strategic
                                                                                                                  ---------
Company Performance       Business Unit Performance            Sub-Unit Performance                       Performance
-------------------       -------------------------            ---------------------                      -----------
 .  Economic Profit        .  Goals vary by unit, but            .  Goals vary by sub-unit,          .  Discretionary
                             include Economic Profit, sales,       but reflect relevant
 .  Synergies                 synergies or consolidation costs.     contribution to business unit
                                                                   performance.

                             ---  Base Oil and                     --- Lubricant brand,
                             ---  Specialty Products                   sales region,
                             ---  Lubricants                           facility,
                             ---  Fast Lube Operations                 commercial and
                             ---  Axius                                industrial
                             ---  MEDO                             --- Refinery or facility
                             ---  Blue Coral/Slick 50              --- Fast Lube region
                                                                   --- ACD
                                                                   --- Viscosity
                                                                   --- Factory for Blue
                                                                       Coral/Slick 50

Note: An employee will not receive any award if performance is less than satisfactory.
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                                                                               5

Plan Participants

 . Eligibility to participate in the plan should be determined each year by Pennzoil-Quaker State's CEO and the Pennzoil-Quaker State Compensation Committee of the Board.

 . For fiscal 1999, it is recommended that eligibility be extended down through positions in grades 3 and higher.*

 .  However, actual plan payouts must be approved by the CEO and the Pennzoil-
   Quaker State's Compensation Committee each year once the award calculations have been made regardless of position eligibility.



   -----------------------------------------------------------------------------
   * This proposed eligibility is intended to reflect market norms and is consistent with Pennzoil's 1998 annual incentive plan eligibility.
   -----------------------------------------------------------------------------

Performance Measures, Weights and Standard

 . The table below shows the key performance levels, performance definitions, and probabilities of outcome that have been used in setting annual performance standards on the company, business unit and sub-unit performance measures for 1999.

Performance Level               Definition                               Probability of Outcome
---------------------------------------------------------------------------------------------------------------------
Threshold              Minimal acceptable performance               Achieve at least this level 90% of the time
---------------------------------------------------------------------------------------------------------------------
Target                 Expected performance at a stretch level      Achieve at least this level 50% of the time
---------------------------------------------------------------------------------------------------------------------
Maximum                Outstanding performance                      Achieve only 10% - 20% of the time
---------------------------------------------------------------------------------------------------------------------

 .    However, Pennzoil-Quaker State should review the plan standards of performance each year in order to ensure that they are appropriate.

Individual Performance Assessment

 . While the plan design focuses primarily on company, business unit, and sub-unit performance, the plan also gives Pennzoil-Quaker State the flexibility to vary actual award levels based on individual performance.

 . Thus, the company should make no incentive payment (regardless of company or business unit results) to any individual whose performance is unsatisfactory.

 . The individual performance assessment will be conducted based on a review of both quantitative and qualitative performance factors. However, individual performance will not be assessed in a formula fashion in 1999.

1999 Target Award Opportunities

            Level                       Target Award as %
                                         of Base Salary*
----------------------------------------------------------------
             E-7                               75%
----------------------------------------------------------------
             E-6                               70%
----------------------------------------------------------------
             E-5                               60%
----------------------------------------------------------------
             E-4                               55%
----------------------------------------------------------------
             E-3                               50%
----------------------------------------------------------------
             E-2                               45%
----------------------------------------------------------------
             E-1                               41%
----------------------------------------------------------------
              X1                               36%
----------------------------------------------------------------
              5                                30%
----------------------------------------------------------------
              4                                25%
----------------------------------------------------------------
              3                                10%
----------------------------------------------------------------

*      Based on market 55th %ile.

Plan Payouts

 .   Payouts under the plan will be made as soon as possible after the completion of the fiscal year (i.e., generally by March 15 of the year following the performance period).

 .   Awards will generally be paid as lump-sum cash with taxes withheld at a flat rate of 28%. However, for employees of the Company in grades E1 and higher who are participants in the 1999 Annual Incentive Compensation Plan, one-half (after applicable withholding for taxes and after contributions to the salaried savings plan) of the bonus awards authorized to be made in cash under the 1999 Annual Incentive Compensation Plan (or a greater proportion as may be elected by the individual participants) will be paid in shares of the Company's common stock having a market value on the day of the payment (using the average of the highest and lowest trading prices on such day) equal to the dollar amount of the award that is not being paid in cash.

 .   Please note that annual incentive payments are both savings and investment plan and retirement plan eligible.

Transfers/New Hires

 .   Since employees may transfer into positions that are not eligible under the plan (or into positions that are eligible), a special provision has been made for these events.

 .   For employees who transfer from one position to another, the awards will be pro-rated to reflect the number of months spent in each position during the year.

 .   Awards typically will be pro-rated to reflect the number of months of actual service in a plan-eligible position during the year.

 .   No award typically will be made to employees who are in a plan-eligible position for less than six months of the year.*




    ----------------------------------------------------------------------------
    * The CEO and Compensation Committee may want to make this decision on a case-by-case basis.
    ----------------------------------------------------------------------------

Retirement and Terminations

 .   To receive an award under the plan, the participant must generally be employed on the last day of the performance cycle.

 .   Exceptions to this policy will be made for retirement, long-term disability, or death, in which case the award will be pro-rated to reflect the actual months of service during the year.

 .   Also, for participants who terminate voluntarily between the end of the fiscal year and the payout date, payouts may be reduced (to as little as zero) to reflect the discontinuation of employment.

Plan Administration

 .   The plan will be administered by Pennzoil-Quaker State's CEO, who may delegate certain elements of program administration to other company staff.

 .   Actual performance goals, standards and award determinations will be approved by Pennzoil-Quaker State's Compensation Committee. Further, any plan amendments or modifications must be approved by the Compensation Committee.

 .   In addition, all financial measures included in the plan may be adjusted at the discretion of the Compensation Committee to remove the effects of:

    ----  Any divestitures or acquisitions in the year they occur*; and

    ----  Other special one-time or extraordinary events.





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    *  Further, the Compensation Committee may adjust the corporate or business unit economic profit goals in the event of changes in capital spending relative to budget.
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